                                                                  EXHIBIT 24.___


                          FORM OF POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DAVID K. MOSKOWITZ as his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-4 to be filed by EchoStar Communications Corporation (the "Registrant") on or before November 30, 1997, relating to the offer, exchange, and sale of shares of the Registrant's 12-1/8% Series B Senior Redeemable Exchangeable Preferred Stock, including any and all amendments to such Registration Statement, hereby ratifying and confirming that all such attorneys-in-fact and agents, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on November ___, 1997.


     SIGNATURE                            TITLE
     ---------                            -----

                                   Chief Executive Officer,
------------------------------     Chairman and Director
Charles W. Ergen                   (Principal Executive Officer)


                                   Chief Operating Officer,
------------------------------     Chairman and Director
Steven B. Schaver                  (Principal Financial Officer)


                                   Vice Chairman, Vice President
------------------------------     and Director
R. Scott Zimmer


------------------------------     Executive Vice President and
James DeFranco                     Director


------------------------------     Director
Raymond L. Friedlob


------------------------------     Director
Alan M. Angelich